     Exhibit 10.1
AMENDMENT NO. 2 TO RETIREMENT BENEFIT AGREEMENT
     THIS AMENDMENT NO. 2 TO RETIREMENT BENEFIT AGREEMENT (this “Amendment”) is made as of this 25th day of April, 2008, by and between Mylan Inc., a Pennsylvania corporation formerly known as Mylan Laboratories Inc. (the “Company”), and Milan Puskar, former Chief Executive Officer and current Chairman of the Board of Directors of the Company (“Executive”).
     WHEREAS, the Company and Executive are party to that certain Retirement Benefit Agreement dated as of January 27, 1995, as amended as of September 27, 2001 (the “Agreement”); and
     WHEREAS, as permitted by Section XVI of the Agreement and in recognition of Executive’s continued commitment and service to the Company as Chairman of the Board, the Company and Executive desire to amend the Agreement, upon the terms and conditions set forth herein;
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
     1. A new Section V.A is hereby added to the Agreement (between Sections V and VI thereof, which Section reads in its entirety as follows:
     “V.A. SERVICE ON THE BOARD OF DIRECTORS
     5.A.1 Effective as of the date that Executive is no longer serving as a member of the Company’s Board of Directors (other than by reason of Executive’s death), the Company shall provide to Executive, for the remainder of his life, continued access to corporate aircraft comparable to that made available to him immediately prior to the cessation of his service as Chairman, for his personal use for an aggregate of 70 hours per calendar year (defined as wheels-up with Executive and/or his family on the aircraft and pro-rated for any portion of a calendar year), with such access in all other respects to be provided in accordance with the Company’s practice immediately prior to the cessation of his service as Chairman. The number of hours of aircraft usage used by Executive in any one calendar year may not affect the number of hours of usage available in any other calendar year. To the extent that any income taxes (“Taxes”) are due with respect to Executive’s use of an the Company’s aircraft, the Company shall provide Executive with a “gross up” of Taxes due on such use (and any Taxes due on the gross-up payment). Such gross-up payment shall be paid to Executive no later than by the end of the calendar year next following the calendar year in which Executive remits the Taxes. Notwithstanding the foregoing, if the Company and Executive agree that it is required by Section 409A of the Internal Revenue Code to avoid the imposition of additional taxes, the provision of any benefits pursuant to this section 5.A shall not begin until the date that is six (6) months following the date on which Executive’s cessation of service occurs and the Company shall reimburse Executive for reasonable costs incurred by Executive to independently obtain such benefits during the six (6) months following the date on which such cessation of services occurs.
     5.A.2 In the event that a Potential Change in Control (as defined below) is deemed to have occurred, the standards described in Section 5.A.1 above shall be those in effect immediately prior to the Potential Change in Control, if more favorable to Executive. A “Potential Change in Control” shall have the meaning assigned to such term in the Company’s Severance Plan, as the same may be amended from time to time in accordance with the terms thereof.
     2. (a) The parties acknowledge and agree that this Amendment is an integral part of the Agreement. Notwithstanding any provision of the Agreement to the contrary, in the event of any conflict between this Amendment and the Agreement or any part of either of them, the terms of this Amendment shall control.
          (b) Except as expressly set forth herein, the terms and conditions of the Agreement are and shall remain in full force and effect.
          (c) The Agreement, as amended by this Amendment, sets forth the entire understanding of the parties with respect to the subject matter thereof and hereof.
          (d) This Amendment shall be governed by, interpreted under and construed in accordance with the laws of the State of West Virginia.
          (e) This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same document.
[Signature page follows]

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

MYLAN INC.
By:	/s/ Rodney L. Piatt
	Name:	Rodney L. Piatt
	Title:	Chairman, Compensation Committee

EXECUTIVE:
/s/ Milan Puskar
Milan Puskar

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

MYLAN INC.
By:	/s/ Rodney L. Piatt
	Name:	Rodney L. Piatt
	Title:	Chairman, Compensation Committee

EXECUTIVE:

Milan Puskar

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